EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                         SUBSIDIARIES OF THE REGISTRANT

         Subsidiary                 Ownership           State of Incorporation
         ----------                 ---------           ----------------------

Flatbush Federal Savings and Loan     100%                       Federal
   Association